News Release

For Immediate Release:

July 31, 2017

International Barrier Enters Agreement to Combine with Louisiana-Pacific Corporation

July 31, 2017 – Vancouver, Canada, Watkins, MN - International Barrier Technology Inc. (the “Company”) (IBTGF: OTCQB; IBH: TSXV) is pleased to announce that it has entered into an agreement with Louisiana-Pacific Canada Ltd. and Louisiana-Pacific Corporation (collectively, “LP”), pursuant to which LP has agreed to acquire all of the issued and outstanding common shares of the Company (the “Transaction”).

The Transaction will be implemented by way of plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia). Pursuant to the Arrangement, each issued and outstanding common share of the Company will be transferred to LP in consideration for US$0.41 per common share, for a total purchase price of US$22 million. Upon completion of the Transaction, the Company will become a wholly-owned subsidiary of LP.

Michael Huddy, President and Chief Executive Officer of the Company stated, “The Board of Directors considered the Company’s strategic options, and determined that the Transaction is an attractive opportunity for the Company’s shareholders. The Transaction provides shareholders with cash liquidity and a price representing a significant premium to the last closing price and 30 day volume weighted average price of the Company’s common shares.”

Evans & Evans, Inc. provided an opinion to the Board of Directors that, subject to the assumptions, limitations and qualifications set out in such opinion, the terms of the Transaction are fair, from a financial point of view, to the shareholders of the Company. Taking into account this opinion, the Board of Directors has determined that the Arrangement is in the best interests of shareholders, and recommends that its shareholders vote in favour of the Arrangement.

The Arrangement is subject to applicable shareholder, court and regulatory approvals and the satisfaction of certain other closing conditions customary in transactions of this nature. The Arrangement is arm’s length and will require approval of at least 66⅔% of the votes cast by Company shareholders at a special meeting of shareholders of the Company. Information regarding the Arrangement will be contained in an information circular to be prepared, filed and mailed in due course to Company shareholders in connection with the special meeting. All shareholders are urged to read the information circular once it becomes available as it will contain additional important information concerning the Arrangement.

Upon completion of the Transaction, the Company’s shares will be de-listed from the TSX Venture Exchange and it is expected that LP will apply to cause the Company to cease being a reporting issuer under applicable Canadian securities laws. Following closing of the Transaction, the Company will operate as part of LP’s OSB business. LP will continue to honor the Company’s existing contracts and service its customers’ needs. The Company expects the Transaction to close in early October, 2017.

About International Barrier Technology Inc.

International Barrier Technology Inc. develops, manufactures, and markets proprietary fire-resistant building materials branded as LP® FlameBlock® Fire-Rated OSB Sheathing and Blazeguard FR Deck Panel. The Company’s award-winning fire-resistant wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. The Company’s family of products provides customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.  For more information please visit: www.intlbarrier.com.

About Louisiana-Pacific Corporation

Louisiana-Pacific Corporation is a manufacturer of quality engineered wood building materials including OSB, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 800-638-4570  •  Email: mmcelwee@intlbarrier.com

the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers.  Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX.  For more information, visit www.lpcorp.com.

INTERNATIONAL BARRIER TECHNOLOGY INC.

Michael D. Huddy

President and Chief Executive Officer, Director

For more information, contact:

Melissa McElwee, Chief Financial Officer

International Barrier Technology Inc.

(800) 638-4570

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Cautionary Note Regarding Forward-Looking Information

This news release contains "forward-looking information" within the meaning of the applicable securities legislation that is based on expectations, estimates and projections as at the date of this news release. The information in this news release about the completion of the business combination described herein, and other forward-looking information includes but is not limited to information concerning: the intentions, plans and future actions of the companies participating in the Transaction and other information that is not historical facts.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information and are intended to identify forward-looking information. This forward-looking information is based on reasonable assumptions and estimates of management of the Company, at the time it was made, involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Such factors include, among others, risks relating to the completion of the Transaction and satisfaction of all closing conditions; risks relating to receipt of all necessary shareholder, court and regulatory approvals; business integration risks; fluctuations in general economic conditions, securities markets and currency markets; changes in national and local governments, legislation and taxation; risks relating to employee relations; and risks and hazards associated with the Company’s operations. Although the forward-looking information contained in this news release is based upon what management believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders and prospective purchasers that actual results will be consistent with such forward-looking information, as there may be other factors that cause results not to be as anticipated, estimated or intended, and neither the Company nor any other person assumes responsibility for the accuracy and completeness of any such forward-looking information. The Company does not undertake, and assumes no obligation, to update or revise any such forward-looking statements or forward-looking information contained herein to reflect new events or circumstances, except as may be required by law.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 800-638-4570  •  Email: mmcelwee@intlbarrier.com